                                                                   EXHIBIT 10.5



                        [LIBERTE INVESTORS LETTERHEAD]



                               November 13, 1995



Enloe Descendants' Trust
c/o Mr. Robert Ted Enloe III
8823 Briarwood Lane
Dallas, Texas  75209

         Re: Stock Pledge and Security Agreement (the "Pledge Agreement"), dated as of October 22, 1993, between Robert Ted Enloe III and Liberte Investors

Dear Mr. Enloe:

         In your capacity as a trustee of the Enloe Descendants' Trust (the "Trust"), you recently requested Liberte Investors ("Liberte") to permit the transfer to the Trust of 650,000 shares of beneficial interest in Liberte (the "Shares") that Liberte previously issued to you in your individual capacity. As you know, under the Pledge Agreement you pledged these Shares to Liberte to secure certain obligations, including a promissory note, dated October 22, 1993, in the original principal amount of $365,625.

         Liberte will permit the requested transfer, provided that: (a) the Shares remain subject to the Pledge Agreement, (b) the certificates representing the Shares, as reissued in the name of the Trust, remain in Liberte's possession, and (c) the Trust executes and delivers to Liberte blank stock powers with respect to such Shares. In addition, the Trust must perform and abide by your covenants with respect to the Shares set forth in the Pledge Agreement. Finally, an "Event of Default" under the Pledge Agreement shall be deemed to include any failure of the Trust to perform or abide by such covenants and any initiation of bankruptcy or similar insolvency actions or proceedings in which the Trust is the debtor.

         If the Trust agrees to the foregoing conditions, please have Mr. Edward W. Rose III, the Distribution Trustee of the Trust, and yourself, in your capacity as the

Enloe Descendants' Trust
November 13, 1995
Page 2



Investment Trustee of the Trust, execute a copy of this letter and return it to me. Upon Liberte's receipt of such copy, this letter shall constitute a binding agreement between Liberte and the Trust, and their respective successors and assigns.

                                       Very truly yours,

                                       LIBERTE INVESTORS


                                       /s/ BRADLEY S. BUTTERMORE
                                       Bradley S. Buttermore
                                       Senior Vice President

ACCEPTED AND AGREED TO:

ENLOE DESCENDANTS' TRUST



By: /s/ ROBERT TED ENLOE III
    --------------------------------
Name:  Robert Ted Enloe III
Title:  Investment Trustee



By: /s/ EDWARD W. ROSE III
    --------------------------------
Name:  Edward W. Rose III
Title: Distribution Trustee